EXHIBIT 99.1

AngioDynamics Contacts:
AngioDynamics, Inc.	Lippert/Heilshorn & Associates, Inc.
Joe Gerardi, Chief Financial Officer	Kim Sutton Golodetz (kgolodetz@lhai.com)
(800) 772-6446 x1115	(212) 838-3777
www.angiodynamics.com	Bruce Voss (bvoss@lhai.com)
(310) 691-7100

ANGIODYNAMICS COMPLETES RITA MEDICAL SYSTEMS ACQUISITION

QUEENSBURY, N.Y. (January 29, 2007) – AngioDynamics, Inc. (Nasdaq: ANGO) announced today that it has completed the acquisition of RITA Medical Systems, Inc. ("RITA"). As a result of the acquisition, each share of RITA common stock was converted into the right to receive 0.1722 of a share of common stock of AngioDynamics, Inc. and $0.515 in cash.

“This business combination is about growth, leadership and long-term value creation. AngioDynamics now stands as a leader in serving the needs of interventional radiologists, surgeons and other medical specialties with a compelling product portfolio of exciting technologies” said Eamonn P. Hobbs, president and chief executive officer of AngioDynamics.

RITA stock will cease to trade on The NASDAQ Global Market at the close of market on January 29, 2007 and will be delisted. Registrar and Transfer Company has been appointed exchange agent in connection with the merger and will be mailing a letter of transmittal to all RITA stockholders of record. The letter of transmittal will direct stockholders on how to surrender shares of RITA common stock in exchange for the merger consideration.

About AngioDynamics

AngioDynamics, Inc. is a leading provider of innovative medical devices used by interventional radiologists, surgeons and other physicians for the minimally invasive diagnosis and treatment of peripheral vascular disease. AngioDynamics designs, develops, manufactures and markets a broad line of therapeutic and diagnostic devices that enable interventional physicians, such as interventional radiologists, vascular surgeons and others, to treat peripheral vascular diseases and other non-coronary diseases. The company's diverse product line includes angiographic products and accessories, dialysis products, vascular access products, PTA products, drainage products, thrombolytic products and venous products. More information is available at www.angiodynamics.com.

Forward-Looking Statements

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “predict,” "project," “might,”

“expect,” “believe,” “anticipate,” "plan," “intend,” "potential," “could,” “would,” "should," “estimate,” "seek," “continue,” “pursue,” or "our future success depends," or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, strategies, future performance, and future financial results of AngioDynamics. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance or results of AngioDynamics may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission, including AngioDynamics' Form 10-K for the fiscal year ended June 3, 2006 and Form 10-Q for the period ended December 2, 2006: financial community and rating agency perceptions of AngioDynamics; the effects of economic, credit and capital market conditions on the economy in general, and on medical device companies in particular; the ability to timely and cost-effectively integrate RITA into AngioDynamics' operations; domestic and foreign health care reforms and governmental laws and regulations; third-party relations and approvals, technological advances and patents attained by competitors; and challenges inherent in new product development, including obtaining regulatory approvals.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. AngioDynamics and disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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